FS Investment Corporation 8-K

Exhibit 99.1

FS Investment Corporation Reports Third Quarter 2015 Financial Results

and Declares Regular Distribution for Fourth Quarter

PHILADELPHIA, PA, November 9, 2015 – FS Investment Corporation (NYSE: FSIC), a publicly traded business development company focused on providing customized credit solutions to private middle market U.S. companies, announced its operating results for the quarter ended September 30, 2015, and announced that its board of directors has declared its fourth quarter 2015 regular distribution.

Financial Highlights for the Quarter Ended September 30, 20151

•	Net investment income of $0.26 per share, compared to $0.25 per share for the quarter ended September 30, 2014.
•	Adjusted net investment income of $0.21 per share, compared to $0.25 per share for the quarter ended September 30, 2014.[2]
•	Total net realized loss on investments of $0.09 per share and total net change in unrealized depreciation on investments of $0.20 per share, compared to a total net realized gain on investments of $0.02 per share and a total net change in unrealized depreciation on investments of $0.04 per share for the quarter ended September 30, 2014.
•	Paid cash distributions to stockholders totaling $0.22275 per share.[3]
•	Invested $284 million during the quarter. $130 million of sales and redemptions for net portfolio activity of $154 million.
•	Net asset value of $9.64 per share, compared to $9.89 per share as of June 30, 2015.

Michael C. Forman, Chairman and Chief Executive Officer of FSIC, commented, “Market volatility in the third quarter was the key driver of unrealized depreciation in FSIC’s investment portfolio. We believe this volatility should create attractive opportunities for FSIC to put capital to work. Our direct originations investment pipeline remains robust, and we are seeing more opportunistic investment opportunities than we have seen in several years.”

Declaration of Regular Distribution for Fourth Quarter 2015

FSIC’s board of directors has declared a regular cash distribution for the fourth quarter of $0.22275 per share, which will be paid on or about January 5, 2016, to stockholders of record as of the close of business on December 22, 2015.

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Summary Consolidated Results

	Three Months Ended
(dollars in thousands, except per share data) (all per share amounts are basic and diluted)[1]	September 30, 2015	June 30, 2015	September 30, 2014
Total investment income	$103,668	$147,731	$115,917
Net investment income	63,766	93,524	60,103
Net increase (decrease) in net assets resulting from operations	(5,279)	51,706	55,599

Net investment income per share	$0.26	$0.39	$0.25
Adjusted net investment income per share[2]	$0.21	$0.35	$0.25
Total net realized and unrealized gain (loss) on investments per share	$(0.29)	$(0.17)	$(0.02)
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.02)	$0.21	$0.23
Stockholder distributions per share[3]	$0.22275	$0.22275	$0.32275
Net asset value per share at period end	$9.64	$9.89	$10.19
Weighted average shares outstanding	242,227,762	241,653,069	239,548,922
Shares outstanding, end of period	242,274,372	241,702,625	240,001,859
(dollar amounts in thousands)		As of September 30, 2015	As of December 31, 2014
Total fair value of investments		$4,100,079	$4,183,447
Total assets		4,264,904	4,354,886
Total stockholders’ equity		$2,335,959	$2,366,986

Portfolio Highlights

•	As of September 30, 2015, total fair value of investments was $4.1 billion.
•	Core investment strategies[4] represented 95% of the portfolio by fair value as of September 30, 2015, including 79% from direct originations and 16% from opportunistic investments. Broadly syndicated/other investments represented the remaining 5% of the portfolio by fair value as of September 30, 2015.
•	Gross portfolio yield prior to leverage (based on amortized cost and excluding non-income producing assets)[5] as of September 30, 2015, was 10.4%, compared to 10.4% as of June 30, 2015.
•	Total commitments to direct originations (including unfunded commitments) made during the third quarter of 2015 was $193 million in fifteen portfolio companies, including eight in existing portfolio companies.
•	As of September 30, 2015, there were no investments on non-accrual in FSIC’s investment portfolio.[6]

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Total Portfolio Activity

	Three Months Ended	Three Months Ended	Three Months Ended
(dollar amounts in thousands)	September 30, 2015	June 30, 2015	September 30, 2014
Purchases	$283,968	$608,796	$432,026
Sales and redemptions	(129,667)	(747,209)	(348,358)
Net portfolio activity	$154,301	$(138,413)	$83,668

Portfolio Data		As of September 30, 2015	As of December 31, 2014
Total fair value of investments		$4,100,079	$4,183,447
Number of Portfolio Companies		117	118
Average Annual EBITDA of Portfolio Companies		$140,400	$155,200
Weighted Average Purchase Price of Debt Investments (as a % of par)		98.3%	97.4%
% of Investments on Non-Accrual (based on fair value)[6]		—	0.3%

Asset Class (based on fair value)
Senior Secured Loans — First Lien		47%	53%
Senior Secured Loans — Second Lien		22%	17%
Senior Secured Bonds		8%	8%
Subordinated Debt		11%	11%
Collateralized Securities		2%	3%
Equity/Other		10%	8%

Portfolio Composition by Strategy (based on fair value)[4]
Direct Originations		79%	75%
Opportunistic		16%	19%
Broadly Syndicated/Other		5%	6%

Interest Rate Type (based on fair value)
% Variable Rate		68.2%	69.0%
% Fixed Rate		22.0%	23.3%
% Income Producing Equity/Other Investments		3.6%	2.9%
% Non-Income Producing Equity/Other Investments		6.2%	4.8%

Yields[5]
Gross Portfolio Yield Prior to Leverage (based on amortized cost)		9.9%	10.0%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) — Excluding Non-Income Producing Assets		10.4%	10.4%

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Direct Origination Activity

(dollar amounts in thousands)	Three Months Ended September 30, 2015	Three Months Ended June 30, 2015	Three Months Ended September 30, 2014
Total Commitments (including unfunded commitments)	$192,637	$494,661	$451,931
Exited Investments (including partial paydowns)	(35,090)	(623,554)	(213,837)
Net Direct Originations	$157,547	$(128,893)	$238,094

Direct Originations Portfolio Data	As of September 30, 2015	As of December 31, 2014
Total Fair Value of Direct Originations	$3,252,741	$3,147,946
Number of Portfolio Companies	66	52
Average Annual EBITDA of Portfolio Companies	$67,100	$47,200
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	4.7	x	4.6	x
% of Investments on Non-Accrual (based on Fair Value)[6]	—	—

New Direct Originations by Asset Class (including unfunded commitments)	Three Months Ended September 30, 2015	Three Months Ended June 30, 2015	Three Months Ended September 30, 2014
Senior Secured Loans — First Lien	69%	64%	80%
Senior Secured Loans — Second Lien	20%	24%	11%
Senior Secured Bonds	1%	—	—
Subordinated Debt	7%	4%	9%
Collateralized Securities	—	—	—
Equity/Other	3%	8%	0%
Average New Direct Origination Commitment Amount	$12,842	$29,098	$37,661
Weighted Average Maturity for New Direct Originations	10/8/21	9/6/20	3/18/20
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period[5]	9.0%	9.1%	9.7%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of New Direct Originations Funded during Period — Excluding Non-Income Producing Assets[5]	9.3%	9.9%	9.7%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Direct Originations Exited during Period[5]	10.8%	10.7%	10.0%

Leverage and Liquidity

As of September 30, 2015, FSIC’s debt to equity ratio was 78.4%, based on $1.83 billion in total debt outstanding and stockholders’ equity of $2.34 billion. FSIC’s weighted average effective interest rate (including the effect of non-usage fees) was 3.96% as of September 30, 2015.

As of September 30, 2015, FSIC had cash (including foreign currency, at fair value) of $86 million and availability under its financing arrangements of $393 million, subject to borrowing base and other limitations. As of September 30, 2015, FSIC also had broadly syndicated assets and opportunistic assets that could be sold to create additional liquidity.

As of September 30, 2015, FSIC had seventeen debt investments with aggregate unfunded commitments of $98 million and one equity investment with an unfunded commitment of $0.6 million.

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Conference Call Information

FSIC will host a conference call at 10:00 a.m. (Eastern Time) on Monday, November 9, 2015, to discuss its third quarter 2015 results. All interested parties are welcome to participate. You can access the conference call by dialing (866) 638-3013 and using the conference ID 40946868 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

A replay of the call will be available for a period of 30 days following the call by visiting the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

Supplemental Information

An investor presentation of financial information will be made available prior to the call in the Investor Relations section of FSIC’s website at www.fsinvestmentcorp.com under Presentations and Reports.

About FS Investment Corporation

FS Investment Corporation (NYSE: FSIC) is a publicly traded business development company (“BDC”) focused on providing customized credit solutions to private middle market U.S. companies. FSIC seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies to achieve the best risk-adjusted returns for its investors. In connection with its debt investments, FSIC may receive equity interests such as warrants or options.

FSIC is advised by FB Income Advisor, LLC, an affiliate of Franklin Square Capital Partners (“Franklin Square”), and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners (“GSO”). GSO, with approximately $80.8 billion in assets under management as of September 30, 2015, is the credit platform of Blackstone, one of the world’s leading managers of alternative investments. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm managed approximately $16.8 billion in assets as of June 30, 2015, and is the largest manager of BDC assets with approximately $15.4 billion in BDC assets as of June 30, 2015. For more information, please visit www.franklinsquare.com.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, and the price at which shares of FSIC’s common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Individual investors and endowments may have different investment horizons, liquidity needs and risk tolerances.  In addition, fees that may be incurred by an investor in a fund sponsored by Franklin Square may be different than fees incurred by an endowment investing in similar assets as those in which the funds invest.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2015, which FSIC filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 9, 2015, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2015, and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The timing and amount of any future distributions on FSIC’s shares of common stock are subject to applicable legal restrictions and the sole discretion of its board of directors. There can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds legally available to it, including proceeds from the sale of shares of FSIC’s common stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Contact Information:

Investors:

Jim Ballan

Senior Vice President,

Investor Relations and Capital Markets

james.ballan@franklinsquare.com

267-439-4375

Media:

Franklin Square Media Team

media@franklinsquare.com

215-495-1174

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Income Statement

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Investment income
Interest income—unaffiliated	$99,468	$104,823	$319,180	$311,630
Interest income—affiliated	910	—	1,628	—
Fee income—unaffiliated	3,290	10,606	33,707	39,141
Dividend income—unaffiliated	—	488	5,519	663
Total investment income	103,668	115,917	360,034	351,434

Operating expenses
Management fees	18,852	20,000	56,993	65,066
Capital gains incentive fees	(13,811)	(910)	(18,418)	6,194
Subordinated income incentive fees	12,485	14,794	47,661	45,033
Administrative services expenses	900	1,202	2,773	3,591
Stock transfer agent fees	30	4	140	1,001
Accounting and administrative fees	261	172	822	824
Interest expense	19,352	18,940	55,699	45,769
Directors’ fees	232	266	688	795
Listing advisory fees	—	—	—	5,043
Other general and administrative expenses	1,601	1,346	4,737	7,002
Total operating expenses	39,902	55,814	151,095	180,318
Management fee waiver	—	—	—	(2,837)
Net expenses	39,902	55,814	151,095	177,481
Net investment income	63,766	60,103	208,939	173,953

Realized and unrealized gain/loss
Net realized gain (loss) on investments—unaffiliated	(21,246)	5,421	(42,135)	25,959
Net realized gain (loss) on foreign currency	266	(338)	(631)	(243)
Net change in unrealized appreciation (depreciation) on investments—unaffiliated	(74,848)	(8,901)	(88,560)	6,140
Net change in unrealized appreciation (depreciation) on investments—affiliated	27,220	(747)	36,615	(1,046)
Net change in unrealized gain (loss) on foreign currency	(437)	61	2,625	207
Total net realized and unrealized gain (loss) on investments	(69,045)	(4,504)	(92,086)	31,017
Net increase (decrease) in net assets resulting from operations	$(5,279)	$55,599	$116,853	$204,970
Per share information—basic and diluted
Net increase (decrease) in net assets resulting from operations (Earnings per Share)	$(0.02)	$0.23	$0.48	$0.81
Weighted average shares outstanding	242,227,762	239,548,922	241,659,230	251,603,035

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Balance Sheet	September 30, 2015	December 31,
	(Unaudited)	2014
Assets
Investments, at fair value—unaffiliated (amortized cost—$4,059,093 and $4,164,166, respectively)	$3,975,021	$4,168,654
Investments, at fair value—affiliated (amortized cost—$91,581 and $17,931, respectively)	125,058	14,793
Cash	85,609	95,205
Foreign currency, at fair value (cost—$325 and $1,661, respectively)	326	1,639
Receivable for investments sold and repaid	24,221	8,976
Interest receivable	50,419	51,814
Deferred financing costs	3,281	13,097
Prepaid expenses and other assets	969	708
Total assets	$4,264,904	$4,354,886

Liabilities
Payable for investments purchased	$—	$28,095
Credit facilities payable	31,812	188,827
Unsecured notes payable	989,159	725,000
Repurchase agreement payable	800,000	950,000
Stockholder distributions payable	53,965	17,885
Management fees payable	18,845	19,560
Accrued capital gains incentive fees	2,657	21,075
Subordinated income incentive fees payable	12,490	13,089
Administrative services expense payable	401	1,410
Interest payable	18,417	15,850
Directors’ fees payable	219	296
Deferred financing costs payable	—	473
Other accrued expenses and liabilities	980	6,340
Total liabilities	1,928,945	1,987,900
Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, $0.001 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized, 242,274,372 and 240,896,559 shares issued and outstanding, respectively	242	241
Capital in excess of par value	2,272,178	2,258,548
Accumulated undistributed net realized gain/loss on investments and gain/loss on foreign currency	(43,105)	33,758
Accumulated undistributed (distributions in excess of) net investment income	150,183	68,658
Net unrealized appreciation (depreciation) on investments and unrealized gain/loss on foreign currency	(43,539)	5,781
Total stockholders’ equity	2,335,959	2,366,986
Total liabilities and stockholders’ equity	$4,264,904	$4,354,886
Net asset value per share of common stock at period end	$9.64	$9.83

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Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other BDCs.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Reconciliation of Non-GAAP Financial Measures1

	Three Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014
GAAP net investment income per share	$0.26	$0.39	$0.25
Plus capital gains incentive fees per share	(0.06)	(0.03)	—
Plus excise taxes per share	—	—	—
Plus one-time expenses per share[7]	—	—	0.01
Adjusted net investment income per share[2]	$0.21	$0.35	$0.25

1)	Per share data was derived by using the weighted average shares of FSIC’s common stock outstanding during the applicable period. Per share numbers may not sum due to rounding.

2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is presented for all periods as GAAP net investment income excluding (i) the accrual for the capital gains incentive fee for realized and unrealized gains; (ii) excise taxes; and (ii) certain non-recurring operating expenses that are one-time in nature and are not representative of ongoing operating expenses incurred during FSIC’s normal course of business (referred to herein as one-time expenses). FSIC uses this non-GAAP financial measure internally in analyzing financial results and believes that the use of this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing its financial results with other business development companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. A reconciliation of GAAP net investment income to adjusted net investment income can be found above.

3)	The per share data for distributions reflects the amount of distributions per share of FSIC’s common stock declared by FSIC’s board of directors on July 30, 2015, and paid on October 2, 2015, to stockholders of record as of the close of business on September 23, 2015.

4)	See FSIC’s quarterly report on Form 10-Q for the three months ended September 30, 2015, for a description of FSIC’s investment strategies.

5)	Gross portfolio yield represents the expected annualized yield of FSIC’s investment portfolio based on the composition of the portfolio as of the applicable date.

6)	Interest income is recorded on an accrual basis. See FSIC’s quarterly report on Form 10-Q for the three months ended September 30, 2015, for a description of FSIC’s revenue recognition policy.

7)	For the three months ended September 30, 2014, FSIC amortized $2,226 of remaining deferred financing costs associated with the closing of the Arch Street credit facility. These costs were partially offset by a $446 reduction in FSIC’s subordinated incentive fee on income due to the reduction in pre-incentive fee net investment income associated with one-time expenses.

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